EXHIBIT 4.2



                                                                [EXECUTION COPY]

                              HRE PROPERTIES, INC.
                8.99% SERIES B SENIOR CUMULATIVE PREFERRED STOCK
                                 350,000 SHARES
                                ----------------

                             SUBSCRIPTION AGREEMENT


                                                                 January 8, 1998

Cobalt Capital LLC
c/o CGA Investment Management, Inc.,
  as Asset Manager
17 State Street, 40th Fl.
New York, NY 10004

Wells Fargo & Company
555 Montgomery, 10th Floor
San Francisco, CA  94111

Retirement Plan of The Bank of New York
  Company, Inc.
c/o The Bank of New York, as
  Trustee for the Retirement
  Plan of The Bank of New York Company, Inc.
1 Wall Street, 17th Floor
New York, NY  10286

Ladies and Gentlemen:

                  HRE Properties Inc., a Maryland corporation (the "Company"), proposes to issue and sell to the purchasers named in Schedule A hereto (collectively, the "Initial Purchasers" and individually, an "Initial Purchaser") in the respective amounts set forth on Schedule A hereto, an aggregate of 350,000 shares of 8.99% Series B Senior Cumulative Preferred Stock, $.01 par value, of the Company (the "Preferred Stock").

                  The sale of the Preferred Stock to the Initial Purchasers will be made without registration of the Preferred Stock under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act.

                  1. Representations and Warranties of the Company. The Company represents and warrants to the Initial Purchasers that:

                           (a) A preliminary offering memorandum dated July 14, 1997 (the "Preliminary Offering Memorandum") and a final offering memorandum dated January 6, 1998 (the "Final Offering Memorandum," and together with the Preliminary Offering Memorandum, the "Offering Memoranda"), in respect of the Preferred Stock have been prepared in connection with the offering of the Preferred Stock. Any reference herein to the Offering Memoranda shall be deemed to refer to and include (i) the Company's Proxy Statement/Prospectus, dated January 28, 1997 (the "Proxy Statement"), (ii) the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1996 (the "Annual Report"),
         (iii) its Quarterly Reports on Form 10-Q for each of the quarters ended January 31, 1997, April 30, 1997 and July 31, 1997, (iv) its Current Report on Form 8-K, dated March 12, 1997 and (v) the Company's audited financial statements as at, and for the fiscal years ended, October 31, 1996, 1995, 1994, 1993 and 1992, including the notes thereto, each as attached to and made a part of the Offering Memoranda. The documents referred to in (i), (ii), (iii) and (iv) above are hereinafter called the "Exchange Act Reports." The Exchange Act Reports, when they were filed with the United States Securities and Exchange Commission (the "Commission"), conformed in all material respects to the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable rules and regulations of the Commission thereunder. The Exchange Act Reports, when they were so filed, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such documents were so filed, not misleading. The Offering Memoranda and any amendments or supplements thereto did not and will not, at and as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any written information furnished to the Company by Deutsche Morgan Grenfell Inc., as Placement Agent for the Preferred Stock (the "Placement Agent"), or any of its affiliates expressly for use therein. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Final Offering Memorandum, and any amendment or supplement thereto, in connection with the offering of the Preferred Stock to the Initial Purchasers. Unless stated to the contrary, all references herein to the Final Offering Memorandum are to the Final Offering Memorandum at the date hereof and are not meant to include any amendment or supplement, or any information incorporated by reference therein, subsequent to the date hereof and any references herein to the terms "amended", "amendment" or "supplement" with respect to the Final Offering Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the date hereof which is incorporated by reference therein.

                           (b) Pursuant to a Plan of Reorganization, dated as of December 30, 1996 (attached as Exhibit A to the Proxy Statement), the
         Company was organized on December 30, 1996 by HRE Properties, the predecessor of the Company, an unincorporated business trust under the laws of the Commonwealth of Massachusetts (the "Trust"), to acquire and succeed to, and to continue the business of, the Trust upon the consummation of a merger of the Trust with and into the Company pursuant to the Plan of Reorganization. On March 12, 1997, the Trust was merged with and into the Company (the "Merger"), the separate existence of the Trust ceased, the Company was the surviving entity of the Merger and each issued and outstanding common share of beneficial interest of the Trust was converted into one share of Common Stock, par value $.01 per share, of the Company. Pursuant to the Merger, all properties, assets, liabilities and obligations of the Trust became the properties, assets, liabilities and obligations of the Company. All financial data, reports, filings and other documents and transactions of the Company prior to March 12, 1997 were reported, made or consummated by the Trust, the Company's predecessor in interest, to whose assets, liabilities and obligations the Company succeeded pursuant to the Merger.

                           (c) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited consolidated financial statements of the Company included in the Offering Memoranda, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Final Offering Memorandum; and, since the respective dates as of which information is given in the Final Offering Memorandum, there has not been any change in the capital stock (other than upon the exercise of options pursuant to the Company's stock option plans and stock awards granted pursuant to the Company's stock award plan) or long-term debt of the Company or any of its subsidiaries or any material adverse change in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Final Offering Memorandum. Except as set forth in the Final Offering Memorandum, there have been no transactions entered into by the Company or its subsidiaries, since the date of the latest audited financial statements of the Company included in the Offering Memoranda, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries taken as a whole.

                           (d) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with requisite power and authority (corporate and other) to own its properties and conduct its business, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

                           (e) The Company has an authorized capitalization as set forth in the Final Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and the shares of each such subsidiary owned by the Company are owned directly or indirectly, free and clear of all liens, encumbrances, equities or claims.

                           (f) The Preferred Stock has been duly authorized by the Company and, when issued and delivered in accordance with this Agreement against payment of the consideration described herein and therein, will have been duly issued and fully paid and non-assessable shares of capital stock of the Company, will be entitled to the benefits of the Amended and Restated Articles of Incorporation of the Company (the "Articles") and the Articles Supplementary relating to the Preferred Stock (the "Articles Supplementary", and together with the Articles, the "Charter"), will conform to all statements relating thereto contained in the Final Offering Memorandum and will not be subject to preemptive or other similar rights.

                           (g) The execution and delivery of, and the performance by the Company of its obligations under, each of this Agreement and that certain Registration Rights Agreement, dated January 8, 1998, by and among the Company and the Initial Purchasers (the "Registration Rights Agreement", and together with this Agreement, the "Company Agreements") have been duly and validly authorized and, assuming due authorization, execution and delivery by each of the other parties thereto, each of the Company Agreements is a legal, valid, binding and enforceable instrument of the Company, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and, with respect to rights to indemnity and contribution, to federal or state securities laws or the public policy underlying such laws.

                           (h) The issue and sale of the Preferred Stock, and the compliance by the Company with all of the provisions of the Preferred Stock and the Company Agreements and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument (after giving effect to any amendment or waiver of the terms thereof) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles or By-laws of the Company (the "By-laws") or any statute or, to the best knowledge of the Company, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and to the best knowledge of the Company, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Preferred Stock or the consummation by the Company of the transactions contemplated by the Company Agreements, including the issuance, sale and delivery of the Preferred Stock, except such consents, approvals, authorizations, registrations or qualifications (i) as may be required under state securities or "Blue Sky" laws in connection with the distribution of the Preferred Stock by the Placement Agent and any Form D that may be filed pursuant to Regulation D under the Securities Act, (ii) which shall have been obtained or made on or prior to the Closing Date, (iii) the failure to obtain which would not have a material adverse effect on the ability of the Company to perform its obligations under the Preferred Stock or the Company Agreements and (iv) as may be required to be obtained or made under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreement.

                           (i) Other than as set forth in the Final Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others.

                           (j) When the Preferred Stock is issued and delivered as contemplated in the Final Offering Memorandum, such Preferred Stock will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in an automated interdealer quotation system.

                           (k) None of the Company or any of its affiliates (as such term is defined in Rule 501(b) under the Securities Act) or any person (other than the Placement Agent, as to which no representation is made) acting on the Company's behalf has engaged, in connection with the offering of the Preferred Stock, (A) in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, (B) in any action involving a public offering within the meaning of Section 4(2) of the Securities Act or (C) in any action which would require the registration of the offering and sale of the Preferred Stock pursuant to this Agreement or which would violate applicable state "blue sky" laws.

                           (l) Neither the Company nor any of its subsidiaries is in violation of its charter or, except for such claims and litigation as may be disclosed in the Final Offering Memorandum, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, which default would have a material adverse effect on the consolidated fiscal position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole.

                           (m) The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                           (n) The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or
         Section 15(d) of the Exchange Act.

                           (o) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except for the fees of the Placement Agent as disclosed in the Offering Memoranda).

                           (p) The Company has determined that the purchase of shares of Preferred Stock by the Initial Purchasers in the amounts set forth opposite their respective names in Schedule A hereto would not, directly or indirectly, or by virtue of the attribution provisions of the Internal Revenue Code of 1986, as amended (the "Code"), result in the disqualification of the Company as a REIT; provided, however, that the foregoing shall not in any way be deemed to limit the Company's rights under the relevant provisions of its Charter to redeem all or any of such shares if the Company should determine that the Company shall be in risk of losing its REIT status due to a concentration of ownership among its shareholders.

                  2. Representations and Warranties of the Initial Purchasers. Each of the Initial Purchasers represents and warrants to and agrees with the Company that:

                           (a) It (or if it is an employee benefit plan governed under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the fiduciary signing on its behalf) has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of organization, with requisite power and authority (corporate and other) to own its properties and conduct its business.

                           (b)      (Check appropriate box.)

                           [ ] It is not, nor are any of the underlying assets with respect to which the purchase is being made, a "benefit plan investor" (as defined below).

                           [ ] It, or any of the underlying assets with respect to which the purchase is being made, is a "benefit plan investor," and Schedule B attached hereto sets forth in detail the criteria according to which it is a "benefit plan investor."

                           As used herein, "benefit plan investor" shall mean any (i) employee benefit plan (as defined in Section 3(3) of ERISA, whether or not such plan is subject to the provision of Title I of ERISA, (ii) any plan described in Section 4975(e)(1) of the Code, or
         (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

                           (c)  The   execution   and   delivery   of,  and  the
         performance by such Initial Purchaser of its obligations under, this Agreement have been duly and validly authorized, and, assuming due authorization, execution and delivery by each of the other parties hereto, this Agreement is a legal, valid, binding and enforceable instrument of such Initial Purchaser, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                           (d) The purchase of the Preferred Stock, and the compliance by such Initial Purchaser with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument (after giving effect to any amendment or waiver of the terms thereof) to which such Initial Purchaser is a party or by which such Initial Purchaser is bound or to which any of the property or assets of such Initial Purchaser is subject, nor will such action result in any violation of the provisions of the Articles or By-laws of such Initial Purchaser or any statute or, to the best knowledge of such Initial Purchaser, any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Initial Purchaser or any of its properties; and to the best knowledge of such Initial Purchaser, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the purchase by such Initial Purchaser of the Preferred Stock or the consummation by such Initial Purchaser of the transactions contemplated by this Agreement.

                           (e) It (i) is a qualified institutional buyer (as such term is defined in Rule 144A under the Securities Act) ("Qualified Institutional Buyer") or an "accredited investor" (as such term is defined in Regulation D under the Securities Act), (ii) is aware that the sale of Preferred Stock to it is being made in reliance on the exemption from the registration requirements provided by Section 4(2) of the Securities Act and the regulations promulgated thereunder and
         (iii) is acquiring such Preferred Stock for its own account or the account of an "accredited investor" or a Qualified Institutional Buyer, as the case may be.

                           (f) Neither it nor any person acting on its behalf has made or will make offers of shares of Preferred Stock by means of any form of general solicitation or general advertising (within the meaning of Regulation D).

                           (g) It understands that the Preferred Stock is being offered in a transaction not involving any public offering within the meaning of the Securities Act, that such Preferred Stock has not been registered under the Securities Act and that (A) if in the future it decides to resell, pledge or otherwise transfer any such Preferred Stock, such Preferred Stock may, absent an effective registration statement under the Securities Act, be resold, pledged or transferred only (i) to a person who the seller reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, (ii) in an offshore transaction complying with the provisions of Regulation S, or (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), and in each of cases (i) through (iii) in accordance with any applicable securities laws of the States and other jurisdictions of the United States, and that (B) it will, and each subsequent holder of such Preferred Stock is required to, notify any purchaser of such Preferred Stock from it of the resale restrictions referred to in (A) above.

                           (h) It understands that the Preferred Stock will bear a legend to the following effect unless the Company determines otherwise in compliance with applicable law:

                  THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF HRE PROPERTIES, INC. THAT (A) THIS SECURITY MAY, ABSENT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), AND IN EACH OF CASES
                  (i) THROUGH (iii) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES, AND THAT (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                           (i) Its purchase of  Preferred  Stock will not to the
         best of its knowledge result in any of the following types of persons owning, or being considered to own under the constructive ownership rules of the Code, Section 544 (as modified by Code Sections 856(h)(1)(B) and 856(h)(3)(A)), a direct or indirect beneficial interest of 10 percent or more in the Preferred Stock (as a class): (i) an individual; (ii) an organization described in Code Section 501(c)(17) or Code Section 509(a); (iii) a trust described in Code
         Section 401(a), exempt from tax under Code Section 501(a) and described in Code Section 856(h)(3)(A)(ii); or (iv) a trust any portion of which is permanently set aside or is to be used exclusively for the purposes described in Code Section 642(c) or a corresponding provision of prior income tax law. Each Initial Purchaser shall disclose to the Company to the best of its knowledge, from time to time upon request of the Company, the identity of and number of Preferred Stock directly or indirectly beneficially owned by, actually or constructively under such Code rules, any trust described in Code Section 401(a) and exempt from tax under Code Section 501(a).

                  3. Purchase and Sale; Payment and Delivery. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Initial Purchasers, and each of the Initial Purchasers agree, severally and not jointly, to purchase from the Company, at purchase price of $100 per share, the number of shares of Preferred Stock set forth opposite the name of such Initial Purchasers on Schedule A hereto.

                  Subject to the terms and conditions set forth herein, delivery of the Preferred Stock and payment of the purchase price for the shares of Preferred Stock shall be made at the offices of Coudert Brothers, 1114 Avenue of the Americas, New York, New York 10036 or at such other location as may be mutually acceptable. Such delivery and payment shall be made at 10:00 A.M., New York time, on January 8, 1998. The time and date of such delivery and payment are herein called the "Closing Date" or the "Closing." Delivery of certificates for the shares of the Preferred Stock being purchased shall be made to the Initial Purchasers or for the account of the Initial Purchasers against receipt of payment of the purchase price of such Preferred Stock. Such certificates of shares of Preferred Stock shall be in such denominations and registered in such names as the Initial Purchasers may request.

                  If the Initial Purchasers so request, shares of Preferred Stock will be delivered by the Company to the Initial Purchasers in the form of a temporary global certificate which will be deposited on behalf of the Initial Purchasers with The Bank of New York as custodian for, and registered in the name of a nominee of, The Depository Trust Company in New York, New York, for credit to the respective accounts of the Initial Purchasers.

                  4. Covenants. The Company agrees with the Initial Purchasers:

                           (a)  To  furnish  each  Initial  Purchaser,   without
         charge, such number of copies of the Offering Memoranda and any amendments or supplements thereto as the Placement Agent may reasonably request;

                           (b) Not to solicit any offer to buy or offer to sell the Preferred Stock by means of any form of general solicitation or general advertising (as such terms are used in Regulation D under the Securities Act), or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

                           (c) Not to offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Preferred Stock in a manner that would require the registration of the Preferred Stock under the Securities Act;

                           (d) Subject to Section 4(i), to place upon each share of Preferred Stock the legend set forth in Section 2(h) hereof and the following legend until such legends shall no longer be necessary or advisable:

                  IN ORDER TO ENSURE THAT THE COMPANY WILL CONTINUE TO MEET THE REQUIREMENTS FOR QUALIFICATION AS A "REAL ESTATE INVESTMENT TRUST" UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THE COMPANY HAS THE RIGHT TO REDEEM ALL OR ANY PORTION OF THIS SECURITY FROM THE HOLDER AT ANY TIME SUBJECT TO THE TERMS AND CONDITIONS OF THE COMPANY'S CHARTER.

                  THIS SECURITY IS SUBJECT TO THE TERMS AND CONDITIONS OF (I) A REGISTRATION RIGHTS AGREEMENT, DATED AS OF JANUARY 8, 1998, BY AND AMONG THE COMPANY AND CERTAIN OTHER PARTIES THERETO AND
                  (II) A SUBSCRIPTION AGREEMENT, DATED AS OF JANUARY 8, 1998, BY AND AMONG THE COMPANY AND CERTAIN OTHER PARTIES THERETO. THE REGISTRATION RIGHTS AGREEMENT AND THE SUBSCRIPTION AGREEMENT PROVIDE, AMONG OTHER THINGS, THAT ANY TRANSFER OR ASSIGNMENT OF ALL OR ANY PORTION OF THIS SECURITY IS SUBJECT TO THE CONDITION THAT THE TRANSFEREE OR ASSIGNEE AGREE IN WRITING TO BE BOUND BY CERTAIN OF THE TERMS AND CONDITIONS CONTAINED IN THE REGISTRATION RIGHTS AGREEMENT AND THE SUBSCRIPTION AGREEMENT. IN ADDITION, THE SUBSCRIPTION AGREEMENT PROVIDES THAT THIS SECURITY IS SUBJECT TO THE RIGHT OF THE COMPANY TO REPURCHASE THE SHARES REPRESENTED HEREBY UNDER THE CIRCUMSTANCES SET FORTH IN THE SUBSCRIPTION AGREEMENT. COPIES OF THE SUBSCRIPTION AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT ARE ON FILE AND AVAILABLE FROM THE COMPANY.

                           (e) To use the net proceeds received from the sale of the Preferred Stock pursuant to this Agreement in the manner specified in the Final Offering Memorandum under the caption "Use of Proceeds";

                           (f) At any time when the  Company  is not  subject to
         Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of the Preferred Stock, to furnish at its expense, upon request, to holders of Preferred Stock, and prospective purchasers designated by such holders, information satisfying the requirement of subsection (d)(4)(i) of Rule 144A;

                           (g) To use its best efforts to cause the Preferred Stock to be eligible for the Private Offerings, Resales and Trading Through Automated Linkages ("PORTAL") trading system of the National Association of Securities Dealers, Inc.;

                           (h) To cooperate with the Placement Agent and use its best efforts to permit the Preferred Stock to be eligible for clearance and settlement through The Depository Trust Company;

                           (i) In connection with any disposition of Preferred Stock pursuant to a transaction made in compliance with applicable State securities laws and (A) satisfying the requirements of Rule 144(k) under the Securities Act, (B) made pursuant to an effective registration statement under the Securities Act or (C) disposed of in any other
                                      -11-
         transaction that does not require registration under the Securities Act (and the Company has received an opinion of counsel or other documentation satisfactory to it to such effect), to reissue certificates evidencing such Preferred Stock without the legend referred to in Section 4(d) (provided, in the case of a transaction specified in clause (C) above, that the legal opinion referred to therein so permits);

                           (j) To furnish to each Investor within 15 days after the filing with the Commission of each of the Company's annual report on Form 10-K and the Company's quarterly reports on Form 10-Q a certificate of an appropriate officer of the Company setting forth in reasonable detail the calculations required to establish whether the Company is in compliance with any financial covenants contained in the Articles Supplementary; and

                           (k) To comply, to the extent applicable, with Sections 13 and 14 of the Exchange Act and the provisions of Regulation 14E promulgated thereunder and any other securities laws and regulations applicable to a repurchase of the Preferred Stock pursuant to a Change of Control (as defined in the Articles Supplementary).

                  5. Revocation of Exemption from Certain Provisions of the Charter. (a) No earlier than 30 days prior to, and no later than the day prior to, any revocation by the Company of the exemption from the ownership restrictions set forth in Section 9.2 of the Charter (the "Ownership Limit") granted to Cobalt Capital LLC ("Cobalt") pursuant to Section 9.6.1 of the Charter, the Company shall purchase from Cobalt, and Cobalt shall sell to the Company (the "Cobalt Repurchase"), all such shares of Preferred Stock held by Cobalt, beneficially or of record, which constitute shares of Preferred Stock in excess of the Ownership Limit at the Make-Whole Price (as defined in the Articles Supplementary), pursuant to the procedures applicable to redemptions of Preferred Stock as set forth in Section 7 of the Articles Supplementary; provided, however, that the Company shall have no such obligation to purchase such shares of Preferred Stock from Cobalt, and Cobalt shall have no such obligation to sell such shares of Preferred Stock to the Company, on or
subsequent  to  the  Listing  Date  (as  defined  in  the  Registration   Rights
Agreement).

                  (b) Simultaneous with any Cobalt Repurchase, the Company shall purchase from each Initial Purchaser other than Cobalt, and each such Initial Purchaser shall sell to the Company, such number of shares of Preferred Stock as may be proportionately (as a percentage of the total number of shares owned by such Initial Purchaser) equal to the number of shares purchased by the Company from Cobalt in connection with the Cobalt Repurchase (as a percentage of the total number of shares owned by Cobalt prior to the Cobalt Repurchase), in each case at the Make-Whole Price and pursuant to the same procedures applicable to the Cobalt Repurchase; provided, however, that the Company shall have no such obligation to purchase such shares of Preferred Stock from such Initial Purchasers, and such Initial Purchasers shall have no such obligation to sell such shares of Preferred Stock to the Company, on or subsequent to the Listing Date.

                  (c) Until the Listing Date, each Initial Purchaser (i) may transfer or assign all or any portion of its shares of Preferred Stock only subject to the condition that the transferee or assignee agrees in writing with the Company to be bound by this Section 5 as if it were an Initial Purchaser, and (ii) agrees that the Company shall have the right to refuse to register a proposed transfer or assignment of shares of Preferred Stock unless and until the transferee or assignee satisfies the foregoing condition in clause (i).

                  (d) Any purchase  obligation  of the Company  pursuant to this
Section 5 is subject to any applicable provisions of the Maryland General Corporation Law.

                  6. (a) Until the first anniversary of the issuance of the Preferred Stock, each Initial Purchaser shall (i) cause any proposed transferee or assignee of such Initial Purchaser's shares of Preferred Stock to provide to the Company a written representation, at least 20 days prior to any proposed transfer or assignment, as to whether such transferee or assignee is a "benefit plan investor" (as defined in Section 2(b)), in substantially the form set forth in Section 2(b) and (ii) otherwise provide notice in writing to the Company of any such transfer or assignment, at least 20 days prior thereto, regarding the amount of shares of Preferred Stock to be sold, the price therefor, and the expected closing date.

                  (b) Until the first anniversary of the issuance of the Preferred Stock, each Initial Purchaser (i) may transfer or assign all or any portion of its shares of Preferred Stock only subject to the condition that the transferee or assignee agrees in writing with the Company to be bound by this
Section 6 as if it were an Initial Purchaser, and (ii) agrees that the Company shall have the right to refuse to register a proposed transfer or assignment of shares of Preferred Stock unless and until the transferee or assignee satisfies the foregoing condition in clause (i).

                  7. The several obligation of each Initial Purchaser to purchase shares of Preferred Stock, and the obligation of the Company to issue shares of Preferred Stock, shall be subject to the condition that (i) all representations and warranties and other statements herein of the Company or the Initial Purchasers, as the case may be, are, at and as of the Closing Date, true and correct, and (ii) that the Company or the Initial Purchasers, as the case may be, shall have performed all of its/their obligations hereunder theretofore to be performed. The obligations of the Initial Purchasers to purchase shares of Preferred Stock are further subject to the condition that counsel for the Company shall have furnished to the Initial Purchasers their written opinion or opinions, dated the Closing Date, in such form and as to such matters as may be agreed upon between the Initial Purchasers, the Company and counsel to the Company. The obligations of the Company to issue any shares of Preferred Stock to any Initial Purchaser are further subject to the condition that each of the Initial Purchasers shall have purchased and paid for the number of shares of Preferred Stock set forth opposite its name on Schedule A hereto.

                  8. (a) The Company will indemnify and hold harmless the Initial Purchasers and the officers and directors of, and each person who controls, the Initial Purchasers against any losses, claims, damages or liabilities, joint or several, to which the Initial Purchasers may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Memoranda, or any amendment or supplement thereto, at and as of their respective dates, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading (at and as of their respective dates).

                  (b) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Initial Purchasers within the meaning of the Securities Act.

                  9. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Initial Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Initial Purchasers or any controlling person of the Initial Purchasers or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Preferred Stock.

                  10. (a) Each Initial  Purchaser hereby  consents,  pursuant to
Section 9(c)(ii) of the Articles Supplementary, to the issuance by the Company of up to 100 shares of Preferred Stock to be issued at the sole discretion of the Company subsequent to the original issuance of the Preferred Stock.

                  (b) Until the Listing Date, each Initial Purchaser (i) may transfer or assign all or any portion of its shares of Preferred Stock only subject to the condition that the transferee or assignee agrees in writing with the Company to be bound by this Section 10 as if it were an nitial Purchaser, and (ii) agrees that the Company shall have the right to refuse to register a proposed transfer or assignment of shares of Preferred Stock unless and until the transferee or assignee satisfies the foregoing condition in clause (i).

                  11. All statements, requests, notices and agreements hereunder shall be in writing, and shall be delivered or sent by mail, telex or facsimile transmission to the Initial Purchasers at

                  Cobalt Capital LLC
                  c/o CGA Investment Management,
                    as Asset Manager
                  17 State Street, 40th Fl.
                  New York, NY 10004
                  Attn:  Christine C. Stanton, Vice President
                  Tel:   212-655-5426
                  Fax:   212-655-5802

                  with a copy to:

                  Orrick, Herrington & Sutcliffe, LLP
                  Washington Harbor
                  3050 K Street, N.W., 2nd Fl.
                  Washington, D.C. 20007
                  Attn:  David Katz, Esq.
                  Tel:   202-330-8497
                  Fax:   202-339-8500

                  Wells Fargo & Company
                  555 Montgomery, 10th Fl.
                  San Francisco, CA 94111
                  Attn:  Gunther Stein, Vice President
                  Tel:   415-396-0442
                  Fax:   415-975-7235

                  with a copy to:

                  Sheppard, Mullin, Richter & Hampton
                  333 South Hope, 48th Fl.
                  Los Angeles, CA 90071
                  Attn:  Charles McCormick, Esq.
                  Tel:   213-617-4128
                  Fax:   213-620-1398

                   Retirement Plan of The Bank of New York Company, Inc.
                   c/o The Bank of New York, as Trustee for the  Retirement Plan
                    of the Bank of New York Company, Inc.
                  1 Wall Street, 17th Fl.
                  New York, NY 10286
                  Attn:  Mark Hemenetz, Executive  Vice  President, Fixed Income
                    Management
                  Tel:   212-635-8757
                  Fax:   212-635-7932

                  with a copy to:

                  The Bank of New York, as Trustee for the  Retirement  Plan  of
                    the Bank of New York
                  1 Wall Street, 15th Fl.
                  New York, N.Y.  10286
                  Attn:  Chief Legal Officer
                  Tel:   212-635-1643
                  Fax:   212-635-1698

and to the Company at

                  HRE Properties, Inc.
                  321 Railroad Avenue
                  Greenwich, CT  06830
                  Attn:  James R. Moore, Chief Financial Officer, Executive Vice
                         President,
                         Secretary and Treasurer
                  Tel:   203-861-8214
                  Fax:   203-861-6755

                  with a copy to:

                  Coudert Brothers
                  1114 Avenue of the Americas.
                  New York, N.Y.  10036
                  Attn:  Thomas J. Drago, Esq.
                  Tel:   212-626-4400
                  Fax:   212-626-4120.

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

                  12. This Agreement shall be binding upon, and inure solely to the benefit of, the Initial Purchasers and the Company and, to the extent provided in Sections 8 and 9 hereof, the officers and directors of, and each person who controls, the Initial Purchasers, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement, except as may otherwise be specifically provided for herein. No purchaser of any of the Preferred Stock from the Initial Purchasers shall be deemed a successor or assign by reason merely of such purchase.

                  13. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law.

                  14. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          HRE PROPERTIES, INC.

                                          By:
                                             -----------------------------------
                                                Name:
                                                Title:

Accepted as of the date hereof
at New York, New York:


COBALT CAPITAL LLC

By:  CGA Investment Management, Inc., as Manager


By:
    -------------------------------
    Name:
    Title:

WELLS FARGO & COMPANY


By:
    -------------------------------
    Name:
    Title:

RETIREMENT PLAN OF THE BANK OF
 NEW YORK COMPANY, INC.

By:  The Bank of New York, as Trustee


By:
    -------------------------------
    Name:
    Title:

                                   SCHEDULE A

                                                                                      Number of Shares of
                                                                                     Preferred Stock to be
         Initial Purchasers                                                                Purchased
         ------------------                                                          ---------------------

Cobalt Capital LLC............................................................              200,000

Wells Fargo & Company.........................................................               87,500

Retirement Plan of The Bank of New York Company, Inc.                                        62,500
                                                                                            -------
          Total...............................................................              350,000



                                      -19

                                   SCHEDULE B

                         Benefit Plan Investor Criteria


                  The Retirement Plan of The Bank of New York Company, Inc. is an "employee benefit plan," as defined in Section 3(3) of ERISA.



                                      -20-